Exhibit 5.1

90 Park Avenue

New York, NY 10016

212-210-9400

Fax: 212-210-9444

www.alston.com

Mathew W. Mamak	Direct Dial: 212-210-1256	E-mail: mathew.mamak@alston.com

December 26, 2012

The Frontier Fund

c/o Equinox Fund Management, LLC,

its Managing Owner

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

Re: Registration Statement on Form S-1 (File No. 333-[            ])

Ladies and Gentlemen:

We have acted as counsel to The Frontier Fund, a Delaware statutory trust (the “Trust”), in connection with the preparation and filing of the above-referenced Registration Statement on Form S-1 (the “Registration Statement”) to be filed on the date hereof by the Trust with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is being furnished pursuant to Item 16 of Form S-1 and Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the registration under the Securities Act of the units of beneficial interest of the Trust referenced in the Registration Statement (“Units”) and the sale from time to time of such Units pursuant to Rule 415 under the Securities Act.

We have examined the Amended and Restated Declaration of Trust and Trust Agreement of the Trust, dated April 21, 2009, among Equinox Fund Management, LLC, as managing owner (the “Managing Owner”), Wilmington Trust Company, as Trustee, and the holders of Units from time to time thereunder, as amended by an amendment thereto dated June 29, 2009 (together, the “Trust Agreement”) and the Registration Statement. We have also made such further legal and factual examination and investigation as we deemed necessary for purposes of expressing the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of those documents submitted to us as copies.

Atlanta • Brussels • Charlotte • Dallas • Los Angeles • New York • Research Triangle  • Silicon Valley • Ventura County • Washington, D.C.

The Frontier Fund

December 26, 2012

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Trust and the Managing Owner and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigation with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that when, as and if the Units to be offered for sale as described in the Registration Statement are sold in the manner and under the conditions set forth therein, such Units will be legally issued, fully paid, and, subject to the qualifications set forth herein, non-assessable. We note that the owners of Units may be obligated to make certain payments provided for in the Trust Agreement.

No opinion may be implied or inferred beyond the opinion expressly stated above. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, ALSTON & BIRD LLP

By	/s/ Mathew W. Mamak
Mathew W. Mamak A Partner